Exhibit 99.2

Wetpaint.com, Inc.
Unaudited Financial Statements
Nine months ended September 30, 2013 and 2012

Exhibit 99.2

WETPAINT.COM, INC.
BALANCE SHEETS (UNAUDITED)

ASSETS
	September 30,
	2013	2012
CURRENT ASSETS
Cash and cash equivalents	$904,336	$5,285,333
Accounts receivable, net of allowance for doubtful
accounts of $27,528 and $11,095	505,250	1,157,271
Prepaid expenses and other current assets	118,242	82,337
Total current assets	1,527,828	6,524,941

PROPERTY AND EQUIPMENT, net	92,329	156,848

INTANGIBLE ASSETS, net	311,040	161,764

OTHER LONG-TERM ASSETS	103,266	96,506

	$2,034,463	$6,940,059

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$152,843	$160,453
Accrued expenses	21,491	27,276
Accrued wages and benefits	456,508	462,092
Deferred revenue	719,043	2,842,857
Total current liabilities	1,349,885	3,492,678

DEFERRED REVENUE, net of current portion	—	457,143

Total liabilities	1,349,885	3,949,821

COMMITMENTS AND CONTINGENCIES (Note 8)

CONVERTIBLE PREFERRED STOCK
Series C convertible preferred stock - par value $.0001 per share;
2,500,000 shares authorized; 2,485,089 shares issued
and outstanding; liquidation preference of $24,999,985	24,897,459	24,897,459
Series B convertible preferred stock - par value $.0001 per share;
3,600,000 shares authorized; 3,512,875 shares issued
and outstanding; liquidation preference of $9,534,997	9,459,175	9,459,175
Series A convertible preferred stock - par value $.0001 per share;
5,250,000 shares authorized; 5,250,000 shares issued
and outstanding; liquidation preference of $5,250,000	5,180,000	5,180,000
Total convertible preferred stock	39,536,634	39,536,634

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock - par value $.0001 per share; 18,500,000
shares authorized; 3,722,487 and 3,692,487 shares issued
and outstanding at September 30, 2013 and 2012, respectively	372	369
Additional paid-in capital	1,574,348	1,358,204
Accumulated deficit	(40,426,776)	(37,904,969)
Total stockholders’ deficit	(38,852,056)	(36,546,396)
Total liabilities, convertible preferred stock and
stockholders’ equity (deficit)	$2,034,463	$6,940,059

1 See accompanying notes.

Exhibit 99.2

WETPAINT.COM, INC.
STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine Months Ended
	September 30,
	2013	2012
REVENUES
Advertising	$1,518,247	$1,413,364
Partner service	2,805,957	1,700,000
Total revenues	4,324,204	3,113,364

COST OF REVENUE	82,642	258,148

GROSS PROFIT	4,241,562	2,855,216

OPERATING EXPENSES
Salaries and wages	4,144,346	4,184,135
Professional fees	898,814	758,450
Sales and marketing	14,746	99,222
General and administrative	1,189,025	1,242,787
Total operating expenses	6,246,931	6,284,594

LOSS FROM OPERATIONS	(2,005,369)	(3,429,378)

INTEREST INCOME	410	1,833

NET LOSS	$(2,004,959)	$(3,427,545)

See accompanying notes.    2

Exhibit 99.2

WETPAINT.COM, INC.
STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

	Series C Convertible		Series B Convertible		Series A Convertible					Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Convertible	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Preferred Stock	Shares	Amount	Capital	Deficit	Equity (Deficit)

BALANCE, December 31, 2012	2,485,089	$24,897,459	3,512,875	$9,459,175	5,250,000	$5,180,000	$39,536,634	3,722,487	$372	$1,487,530	$(38,421,817)	$(36,933,915)

Stock-based compensation	—	—	—	—	—	—	—	—	—	86,818	—	86,818

Net loss	—	—	—	—	—	—	—	—	—	—	(2,004,959)	(2,004,959)

BALANCE, September 30, 2013	2,485,089	$24,897,459	3,512,875	$9,459,175	5,250,000	$5,180,000	$39,536,634	3,722,487	$372	$1,574,348	$(40,426,776)	$(38,852,056)

	Series C Convertible		Series B Convertible		Series A Convertible					Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Convertible	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Preferred Stock	Shares	Amount	Capital	Deficit	Equity (Deficit)

BALANCE, December 31, 2011	2,485,089	$24,897,459	3,512,875	$9,459,175	5,250,000	$5,180,000	$39,536,634	3,690,162	$369	$1,185,443	$(34,477,424)	$(33,291,612)

Exercise of common stock options	—	—	—	—	—	—	—	2,325	—	595	—	595

Stock-based compensation	—	—	—	—	—	—	—	—	—	172,166	—	172,166

Net loss	—	—	—	—	—	—	—	—	—	—	(3,427,545)	(3,427,545)

BALANCE, September 30, 2012	2,485,089	$24,897,459	3,512,875	$9,459,175	5,250,000	$5,180,000	$39,536,634	3,692,487	$369	$1,358,204	$(37,904,969)	$(36,546,396)

See accompanying notes.    3

Exhibit 99.2

WETPAINT.COM, INC.
STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,004,959)	$(3,427,545)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization	74,072	75,975
Stock-based compensation	86,818	172,166
Gain from sale of intangible assets	(25,000)	—
Change in assets and liabilities
Accounts receivable, net	(112,717)	(968,036)
Prepaid expenses and other current assets	2,170	78,547
Other long-term assets	(6,760)	(49,459)
Accounts payable	(3,185)	20,220
Accrued wages and benefits	(6,102)	52,430
Accrued expenses	(380)	11,544
Deferred revenue	(1,305,957)	3,300,000
Net cash used in operating activities	(3,302,000)	(734,158)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(6,079)	(65,863)
Sale of intangible assets	25,000	—
Capitalized license costs	—	(15,000)
Capitalized patent costs	(131,070)	(25,528)
Net cash used in investing activities	(112,149)	(106,391)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash proceeds from exercise of employee stock options	—	595

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,414,149)	(839,954)

CASH AND CASH EQUIVALENTS
Beginning of year	4,318,485	6,125,287

End of period	$904,336	$5,285,333

See accompanying notes.    4

WETPAINT.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1 - Description of Operations and Summary of Significant Accounting Policies

Operations - Wetpaint.com, Inc. (the Company) is a media company that uses proprietary technology to drive social media and monetize audiences. The technology is based on analytical methods that provide an accurate, real-time, and continuously updating picture of audience interest and responsiveness, thereby revolutionizing the relationship between publisher and audience by bringing real-time data to content-creation, programming and distribution on the social web. The Company uses the technology to create a portfolio of media properties. Wetpaint Entertainment attracts females 18-34 with in-depth coverage of their favorite TV shows, stars and fashion. It is one of the leading providers for information, especially on top rated TV shows, in the entertainment news space. This brings advertisers across categories to the Company’s doors to buy premium ad space for quality brand names using marquee ad experiences, custom sponsorship, social games and live events.

On November 26, 2013 the Company signed a Term Sheet with Viggle Inc. ("Viggle") by which Viggle is to acquire all the assets of the Company (the "Transaction") for a stated purchase price to be paid should the Transaction proceed to closing. Closing of the deal is subject to completion of due diligence.

Basis of Presentation - The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information. They do not include all information and footnotes necessary for a fair presentation of Company’s financial position and the results of operations and cash flows in conformity with U.S. GAAP for complete financial statements. These consolidated financial statements should be read in conjunction with Company’s financial statements and related notes as of December 31, 2012 and 2011, and for each of the years then ended. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation of the results of operations for the period presented have been included in the interim period. Operating results for the interim periods ended September 30, 2013, presented herein are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.

Certain Significant Risks and Uncertainties - The Company continues to be subject to the risks and challenges associated with other companies at a similar stage of development, including dependence on key individuals, successful development and marketing of its products and services, competition from substitute products and services and larger companies which have greater financial resources, technical management, marketing resources, and the ability to secure adequate financing to support future growth.

Use of Estimates - The preparation of financial statements, in conformity with U.S. generally accepted accounting principles (U.S. GAAP), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures at the date of the financial statements during the reporting period. Uses of estimates include, but are not limited to, accounts receivable returns, the net realizable value of property, equipment, and the valuation of stock-based awards and instruments. The amounts ultimately realized from the affected assets or ultimately recognized as liabilities will depend on, among other factors, general business conditions, and could differ materially in the near-term from the carrying amounts reflected in these financial statements.

WETPAINT.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1 - Description of Operations and Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments - Fair values of cash and cash equivalents, accrued wages and benefits, accrued expenses and current accounts receivable and payable approximate the carrying amounts because of their short term nature.

Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market instruments.

Intangible Assets - There was no impairment loss recognized during the periods ended September 30, 2013 and 2012.

Revenue Recognition - The Company derives its advertising revenue from online advertising sales to corporate customers. The Company derives its partner services revenue through licensing arrangements and professional services including training and support. The Company recognizes revenue in the period that advertising occurs and professional services are provided. Revenues recognized in excess of amounts earned are classified as deferred revenues on the balance sheet.

The Company enters into licensing arrangements for the development of an online audience. Under the licensing arrangements, customers purchase a combination of hosted software services and training. The Company assigns values to each deliverable of the arrangement based upon its best estimate of the selling price for that deliverable. Training revenues are recognized as the service is provided. Hosted software service revenues are recognized over the term of the arrangement.

The Company uses agents who help monitor advertising impressions, bill customers, and collect revenues on the Company’s behalf for online advertising sales. The Company follows the guidance of Accounting Standards Codification (ASC) 605-45, Revenue Recognition Principal Agent Considerations, in assessing whether revenue in these transactions is recorded gross or net of the fees paid to agents.

Cost of Revenue - Cost of revenue consists primarily of traffic acquisition costs and other fees paid to advertising representation firms. Traffic acquisition costs are payments made to third-parties to direct consumer traffic to the Company’s website(s). The fees paid to advertising representation firms are reported gross as the Company is the primary obligor to the advertisers who are the customers of the advertising service.

Concentration of Revenues and Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash, cash equivalents, and accounts receivable. The Company maintains its cash and investment accounts with financial institutions where, at times, deposits exceed federal insurance limits. The Company has credit risk regarding trade accounts receivable. The Company performs initial and ongoing evaluations of its customers’ financial position, and generally extends credit on account, without collateral. The Company determines the need for an allowance for doubtful accounts based upon its historical experience and the expected collectability of accounts receivable. The Company’s allowance for doubtful accounts was $27,528 and $11,095 as of September 30, 2013 and 2012.

WETPAINT.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1 - Description of Operations and Summary of Significant Accounting Policies (Continued)

At September 30, 2013, approximately 76% of accounts receivable was from three customers and during 2013 approximately 80% of operating revenue was from two customers. At September 30, 2012, approximately 95% of accounts receivable was from two customers and during 2012 approximately 92% of operating revenue was from two customers.

Stock-Based Compensation - The Company recognizes expense related to the fair value of stock-based compensation. Compensation cost recognized for the nine months ended September 30, 2013 and 2012 includes compensation cost based on the grant-date fair value and is recognized using the straight-line attribution method. The fair value of stock options granted was estimated on the date of grant using the Black-Scholes option-pricing method and the following weighted-average assumptions during the periods ended September 30:

	2013	2012
Dividend yield	—%	—%
Risk-free interest rate	0.52%	0.40%
Expected life	6.25 years	6.25 years
Expected volatility	59%	77%

The Company has not declared or paid any dividends. The risk-free interest rate used in the Black-Scholes valuation method is based on the implied yield available at the time of option grant in U.S. Treasury securities with a term equivalent to the expected life of the option. Expected volatility is based on an average volatility of stock prices for a group of publicly traded companies with similar software product offerings. The expected life of options represents the period that the stock-based awards are expected to be outstanding. Consideration was given to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior. The valuation of the Company’s common stock for purposes of option grants and fair-value calculations is based upon independent valuation, consideration of enterprise value and assessment of other common and preferred stock transactions occurring during the period.

The Company’s stock price volatility and expected option lives involve management’s best estimates, both of which impact the fair value of the option calculated under the Black-Scholes method and, ultimately, the expense that will be recognized over the vesting term of the option. The Company recognizes compensation expense for only the portion of options expected to vest. Therefore, management applied an estimated forfeiture rate that was derived from historical employee termination behavior. If the actual number of forfeitures differs from these estimates, additional adjustments to compensation expense may be required in future periods.

Advertising - The Company expenses all advertising and marketing costs when incurred. Advertising expense was $10,883 and $69,155 for the nine months ended September 30, 2013 and 2012, respectively.

WETPAINT.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1 - Description of Operations and Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements - In February 2013, the FASB issued ASU 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. Under ASU 2013-02, an entity is required to provide information about the amounts reclassified out of Accumulated Other Comprehensive Income (“AOCI”) by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. ASU 2013-02 does not change the current requirements for reporting net income or other comprehensive income in the financial statements. The adoption of ASU 2013-02 effective January 1, 2013 did not have any effect on the Company’s financial position, results of operations or cash flows.

Note 2 - Intangible Assets

The Company’s intangible assets consist of patents, trademarks, licenses and domain names. The Company amortizes patents, trademarks and domain names on a straight-line basis over a period of 15 years.

Intangible assets consist of the following at September 30, 2013:

			Net
		Accumulated	Carrying
	Cost	Amortization	Value
Patents	$251,154	$—	$251,154
Trademarks	67,616	25,557	42,059
Domain names	8,515	4,021	4,494
Licenses	15,000	1,667	13,333
Total	$342,285	$31,245	$311,040

Intangible assets consist of the following at September 30, 2012:

			Net
		Accumulated	Carrying
	Cost	Amortization	Value
Patents	$95,808	$—	$95,808
Trademarks	67,616	21,048	46,568
Domain names	8,515	3,460	5,055
Licenses	15,000	667	14,333
Total	$186,939	$25,175	$161,764

WETPAINT.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 2 - Intangible Assets (Continued)

Amortization expense related to the intangible assets was $6,225 and $4,469 for the nine months ended September 30, 2013 and 2012.

Capitalized patent costs represent costs incurred to pursue patent applications. The Company assigns costs to patents and begins amortization upon notification from the U.S. Patents Office that the patents have been assigned. None of the Company’s patent applications have been assigned as of September 30, 2013.

Note 3 - Convertible Preferred Stock

Convertible preferred stock is issuable in one or more series, each with such designations, rights, qualifications, limitations, and restrictions as the Board of Directors of the Company may determine at the time of issuance. At September 30, 2013 and 2012, the Company has authorized 11,350,000 shares of preferred stock, of which 5,250,000 are designated as Series A, 3,600,000 are designated as Series B, and 2,500,000 are designated as Series C.

The terms of the Series A, Series B, and Series C convertible preferred stock are summarized below:

Conversion - Each share of Series A, B, and C convertible preferred stock is convertible at the option of the holder into such number of common stock as is determined by dividing the original issue price by the conversion price in effect at the time of conversion. Each share of Series A, B, and C convertible preferred stock is currently convertible into one share of common stock. Under the terms of the agreements, convertible preferred stock can generally be automatically converted into shares of common stock upon the closing of a public offering. The conversion price shall be subject to adjustment upon the issuance of additional shares of common stock without consideration or for consideration, which is less than the conversion price in effect immediately prior to such issuance.

Liquidation and Preference - In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of convertible preferred stock will be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount per share equal to the original issue price (as adjusted for stock splits, stock dividends, reclassifications and the like) for each share of Series A, Series B, or Series C convertible preferred stock held by them, plus declared but unpaid dividends.

WETPAINT.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 3 - Convertible Preferred Stock (Continued)

Unless otherwise approved by a vote of at least 50% of the holders of the Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock voting as one class, and provided that no such approval or waiver shall be effective unless holders of at least 50% of the Series C convertible preferred stock approve, a deemed liquidation event will occur upon: (i) the Company’s sale of all or substantially all of its assets, (ii) the acquisition of the Company by another entity by means of merger or other form of corporate reorganization in which the outstanding shares of the Company are exchanged for securities or other consideration issued by or on behalf of the acquiring entity as a result of which the stockholders of the Company immediately prior to such transaction hold fifty percent or less of the voting power of the surviving or resulting company, or (iii) transfer to a person or group of affiliated persons of the Company’s securities if, as a result of which the stockholders of the Company immediately prior to such transaction hold fifty percent or less of the voting power of the Company.

These liquidation features cause the Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock to be classified as mezzanine equity rather than as a component of stockholders’ equity.

Redemption - The Series A, Series B, and Series C convertible preferred stock are not redeemable.

Voting - The holder of each share of Series A, Series B, and Series C preferred stock has the right to one vote for each full share of common stock into which its respective shares of preferred stock would be convertible on the record date for the vote.

Dividends - The holders of Series A, Series B, and Series C convertible preferred stock are entitled to receive dividends out of any assets legally available, prior and in preference to any declaration or payment of any dividends to holders of common stock. Dividends are payable when declared by the Board of Directors without cumulative preferences for Series A, Series B, or Series C convertible preferred stock at the rate of 8% of the applicable original issue price.

Note 4 - Stockholders’ Equity

Common Stock - At September 30, 2013, the Company is authorized to issue 18,500,000 shares of common stock with a par value of $.0001 per share.

WETPAINT.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 5 - Stock Option Plan

On September 15, 2005, the Company adopted an incentive stock option plan (the Plan), which provides for the issuance of up to 2,100,000 incentive and nonqualified common stock options to employees, directors, officers and consultants of the Company. In July 2011, the Plan was amended to increase the number of shares available to be issued under the Plan to 4,102,036. The term of each option shall be no more than ten years. The options generally vest over a four year period. As of September 30, 2013 and 2012, there were 1,042,174 and 686,882 shares available for issuance under the Plan.

The following table summarizes stock option activity for the Plan for the nine months ended September 30, 2013:

			Weighted
		Weighted	Average
		Average	Remaining
	Options	Exercise	Contractual
	Outstanding	Price	Life (in years)
Outstanding at December 31, 2012	2,845,041	$0.77	6.40
Options granted	290,450
Options forfeited or canceled	(761,802)
Outstanding at September 30, 2013	2,373,689	$0.82	6.53
Vested and expected to vest at September 30, 2013	2,111,630	$0.73	6.23
Exercisable at September 30, 2013	1,778,424	$0.89	5.91

The following table summarizes stock option activity for the Plan for the nine months ended September 30, 2012:

			Weighted
		Weighted	Average
		Average	Remaining
	Options	Exercise	Contractual
	Outstanding	Price	Life (in years)
Outstanding at December 31, 2011	2,743,991	$0.79	7.06
Options granted	247,900
Options exercised	(2,325)
Options forfeited or canceled	(232,075)
Outstanding at September 30, 2012	2,757,491	$0.77	4.05
Vested and expected to vest at September 30, 2012	2,412,180	$0.69	5.69
Exercisable at September 30, 2012	2,002,050	$0.76	5.82

WETPAINT.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 5 - Stock Option Plan (Continued)

The weighted-average fair value of options, at the grant date, granted during the nine months ended September 30, 2013 and 2012 was $0.41 and $0.35 per share, respectively. As of September 30, 2013 and 2012, there was a total of $246,314 and $518,633 unrecognized compensation cost related to unvested stock-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a period of four years. Compensation expense of $99,656 and $172,166 was recognized during the nine months ended September 30, 2013 and 2012, respectively.

Note 6 - Income Taxes

The components of deferred taxes are as follows at September 30:

	2013	2012
Deferred tax assets
Net operating loss carryforwards	$14,040,548	$13,015,176
Non-qualified stock options	57,216	51,104
Accrued expenses	69,637	54,246
Fixed assets and intangibles	28,749	26,828
Allowance for bad debts	9,983	5,268
Total deferred tax assets	14,206,133	13,152,622

Deferred tax liabilities
Unrealized gains	(3,697)	(3,631)
	14,202,436	13,148,991
Less: Valuation allowance	(14,202,436)	(13,148,991)

	$—	$—

The Company has established a valuation allowance of $14,202,436 and $13,148,991 as of September 30, 2013 and 2012 due to the uncertainty of future realization of the net deferred tax assets. The Company has net operating loss carryforwards for federal tax purposes of $14,040,548 and $13,015,176 at September 30, 2013 and 2012, which expire beginning in 2025. Carryforwards of net operating losses are subject to possible limitation should a change in ownership of the Company occur, as defined by Internal Revenue Code Section 382. The Company’s effective tax rate for the periods differs from the statutory rate of 34% due, primarily, to the deferred tax asset valuation allowance.

The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions. The Company does not have any uncertain tax positions. As of September 30, 2013, there is no accrued interest or penalties recorded in the financial statements. Due to net operating loss carryforwards, tax years 2005-2013 are open to review by taxing authorities.

WETPAINT.COM, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 7 - Commitments and Contingencies

Facility Lease - The Company leases office facilities for its Seattle and New York locations under terms of non-cancellable operating leases that expire at various dates through April 2015. Total rent expense for the nine months ended September 30, 2013 and 2012 was $291,216 and $281,577, respectively.

Future minimum lease payments under non-cancellable operating leases at September 30, 2013 are as follows:

Remainder of 2013	$118,664
2014	106,128
2015	36,256

Total	$261,048

Note 8 - Information about Geographic Areas

The Company’s chief operating decision-makers (i.e., Chief Executive Officer and certain direct reports) review financial information presented on a consolidated basis. There are no segment managers who are held accountable by the chief operating decision-makers, or anyone else, for operations, operating results, or planning for levels or components below the consolidated unit level. Accordingly, the Company is a single reporting segment and operating unit structure. Revenue by geography is based on the sales region of the customer.

	Nine Months Ended
	September 30,
	2013	2012
Total Revenue
North America	$1,518,247	$1,413,364
Europe	2,805,957	1,700,000
	$4,324,204	$3,113,364